Exhibit 5.1
Reed Smith LLP 2500 One Liberty Place 1650 Market Street Philadelphia, PA 19103-7301 215.851.8100 Fax 215.851.1420
January 11, 2006

Protalex, Inc. 145 Union Square Drive New Hope, PA 189238

Re:      Protalex, Inc. — Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Protalex, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 4,500,000 shares (the "Registered Shares") of the Company's common stock, par value $.00001 per share (the "Common Stock"), issuable upon the exercise of stock options under the Company’s 2003 Stock Option Plan Amended and Restated as of July 29, 2005 (the “Plan”). In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company and reissued as treasury shares under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

In rendering the opinion set forth below, we have examined (1) the Certificate of Incorporation of the Company, as amended to date; and (2) the Bylaws of the Company, as amended to date. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

On the basis of such examination and the examination of other documents as we have deemed relevant, it is our opinion that the Registered Shares, when issued, delivered and sold in accordance with the terms of the Plan and the stock options granted thereunder, will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,
 /s/ Reed Smith LLP